UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 5, 2013

Date of Earliest Event Reported: July 30, 2013

(Exact name of registrant as specified in its charter)

Nevada	333-184443	76-0625217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19511 Wied Rd. Suite E

Spring, Texas 77388

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (281) 651-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2013, Coil Tubing Technology, Inc. (the “Company”) entered into a fifth amendment to the employment agreement originally entered into between the Company and Jason Swinford, pursuant to which Mr. Swinford currently serves as the Chief Executive Officer of the Company (the “Fifth Amendment”). Pursuant to the Fifth Amendment, the employment agreement was modified to include a transaction bonus payable to Mr. Swinford in the event (1) a Change of Control (as defined in the employment agreement) of the Company, its wholly-owned subsidiary, Coil Tubing Technology Holdings, Inc., a Nevada corporation (“Holdings”) and/or Coil Tubing Technology, Inc., a Texas corporation (the wholly-owned subsidiary of Holdings) occurs; or (2) the sale by the Company of a substantial amount of the assets of the Company (or the Company’s subsidiaries), each in one or more related transactions (each a “Bonus Transaction”); occurs while Mr. Swinford is employed under the terms of the employment agreement or within six (6) months of the termination of such employment agreement (a) by the Company for any reason other than Cause (as defined in the employment agreement), or (b) by Mr. Swinford for Good Reason (as defined in the employment agreement).

The bonus payable in connection with the Bonus Transaction is payable based on the following schedule:

(1)	If the total consideration received by the Company and the Company’s shareholders in such Bonus Transaction, including the assumption of any liabilities of the Company in such transaction and the value of any securities received by the Company or its shareholders in connection with such Bonus Transaction (collectively the “Bonus Transaction Consideration”), exceeds $20 million, but is less than $25,000,000.01, Mr. Swinford is to receive a bonus of 2% of the total Bonus Transaction Consideration;

(2)	If the Bonus Transaction Consideration is between $25,000,000.01 and $35,000,000.01, Mr. Swinford is to receive a Transaction Bonus of 3% of the total Bonus Transaction Consideration; and

(3)	If the Bonus Transaction Consideration is above $35,000,000.01, Mr. Swinford is to receive a Transaction Bonus of 3.5% of the total Bonus Transaction Consideration.

The Fifth Amendment also extended the term of the employment agreement for an additional year such that the employment agreement now expires on November 1, 2014, subject to automatic renewals for successive one (1) year increments unless either party is given written notice of their intent to not renew not less than 60 days prior to such automatic renewal date(s).

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Fifth Amendment to Executive Employment Agreement with Jason Swinford (July 30, 2013)

* Filed herewith.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COIL TUBING TECHNOLOGY, INC.

Date: August 5, 2013	By: /s/ Jason Swinford
Jason Swinford
Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Fifth Amendment to Executive Employment Agreement with Jason Swinford (July 30, 2013)

* Filed herewith.

3